CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the references to our firm in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of The Elite Group and to the use of our report dated October 21, 1998 on the financial statements and financial highlights of The Elite Income Fund and The Elite Growth & Income Fund, each a series of shares of The Elite Group. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which is incorporated by reference in the Registration Statement and Prospectus.

                                                            TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
November 13, 1998